UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2010
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On August 6, 2010, PHH Corporation (the “Company” or “PHH”) entered into a Purchase Agreement with Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and RBS Securities Inc., as representatives of several initial purchasers named therein (“Initial Purchasers”), relating to the issuance and sale of $350 million aggregate principal amount of the Company’s 9.25% senior secured notes due 2016 (the “notes”) at an issue price of 100%. The net proceeds from the offering of the notes will be used to repay borrowings under PHH’s Amended and Restated Competitive Advance and Revolving Credit Agreement, and to the extent any proceeds remain, for general corporate purposes. Subject to customary closing conditions, this offering is expected to close on August 11, 2010.
     The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
     Certain of the Initial Purchasers and their affiliates provide or may in the future provide certain commercial banking, financial advisory and investment banking services for us and certain of our affiliates, for which they receive customary fees. In addition, affiliates of the Initial Purchasers are lenders and/or agents under PHH’s Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, as amended (the “Amended Credit Facility”), and certain other existing funding arrangements to which PHH or certain of its subsidiaries are parties, including a variable-rate committed mortgage warehouse facility between PHH Mortgage Corporation (“PHH Mortgage”) and the Royal Bank of Scotland plc. Additionally, Banc of America Securities LLC is affiliated with Merrill Lynch Credit Corporation, one of PHH Mortgage’s largest private-label clients, as well as Bank of America, N.A., the purchaser under that certain Mortgage Loan Participation Purchase and Sale Agreement with PHH Mortgage, dated July 23, 2010.
     The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered in the United States absent registration under the Securities Act or an applicable exemption from registration requirements of the Securities Act.
     The notes are being offered and sold in a private offering that is exempt from the registration requirements of the Securities Act solely to: (a) qualified institutional buyers in the United States, as defined in Rule 144A under the Securities Act in compliance therewith; and (b) persons outside the United States in reliance on Regulation S of the Securities Act.
Item 8.01 Other Events
     On August 6, 2009, PHH Corporation issued a press release announcing the upsizing and pricing of its offering of $350 million aggregate principal amount of 9.25% senior notes due 2016. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1	Purchase Agreement, dated August 6, 2010, by and between PHH Corporation, Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and RBS Securities Inc., as representatives of the Initial Purchasers.*

99.1	Press Release of PHH Corporation, dated August 6, 2010.

*	Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 24b-2 of the Exchange Act, which portions have been omitted and filed separately with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: August 9, 2010

Index to Exhibits

Exhibit
Number	Description
10.1	Purchase Agreement, dated August 6, 2010, by and between PHH Corporation, Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and RBS Securities Inc., as representatives of the Initial Purchasers.
99.1	Press Release of PHH Corporation, dated August 6, 2010.